Exhibit 10.30

BUSINESS TRANSFER AGREEMENT

BETWEEN

MASTEK (UK) LIMITED

AND

MAJESCO UK LIMITED

THIS BUSINESS TRANSFER AGREEMENT is made this ___ day of January 2015, by and

BETWEEN

MASTEK (UK) LIMITED, a company incorporated in England and Wales under the registration number 02731277 and having its registered office at Pennant House, 2 Napier Court, Napier Road, Reading. RG1 8BW (hereinafter referred to as “Vendor”, which expression shall unless repugnant to the context or meaning thereof include their successors) of the One Part;

AND

MAJESCO UK LIMITED, a company incorporated in England and Wales under the registration number 9276969 and having its registered office at Pennant House, 2 Napier Court, Napier Road, Reading. RG1 8BW (hereinafter referred to as “Purchaser”, which expression shall unless repugnant to the context or meaning thereof include its successors or assigns) of the Other Part.

In this Agreement, Vendor and Purchaser are collectively referred to as “the Parties” and severally as “the Party”.

WHEREAS:

A.	The Vendor carries on a range of business activities, one of which is the Business (as more particularly defined below).

B.	The Vendor has agreed to transfer and the Purchaser has agreed to acquire the Business on the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the Parties hereto agree as follows:

ARTICLE 1: DEFINITIONS AND INTERPRETATION

1.1.	Definitions

In this Agreement, the following terms, as used herein shall have the following meanings respectively unless inconsistent with the subject or context. Other capitalized terms may be defined elsewhere in this Business Transfer Agreement and, unless otherwise indicated, shall have such meaning throughout this Business Transfer Agreement.

(i)	“Agreement” or “Business Transfer Agreement” shall mean this Business Transfer Agreement and all its Schedules;

(ii)	“Business Day” shall mean a day other than a Saturday, a Sunday or bank or public holiday in London;

(iii)	“Effective Date” shall mean 00.01 a.m., London time on 1 January 2015;

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(iv)	“Encumbrance(s)” shall, in relation to an Included Asset, mean and include any option, pledge, mortgage, security interest, lien, charge, claim, pre-emptive right, attachment, other encumbrances, covenants or any preferential or other arrangements that has the effect of constituting a charge or security or interest over or in relation to that Included Asset;

(v)	“Excluded Assets” shall mean and include those items identified as such in Clause 2.5;

(vi)	“Excluded Liabilities” shall mean and include those items identified as such in Clause 2.6;

(vii)	“Included Assets” shall mean and include those items identified as such in Clause 2.3;

(viii)	“Included Liabilities” shall mean and include those items identified as such in Clause 2.4;

(ix)	“laws” shall mean and include any law, regulation or other provision have legal effect in any jurisdiction where the Business is situated or operates;

(x)	“Business” shall mean the business of providing services to clients in the insurance sector in the United Kingdom as carried on by the Transferring Employees, but excluding the business with Capita Life & Pensions Regulated Services Limited;

(xi)	“Tax”, “Taxes” or “Taxation” shall mean any taxes, duties, levies, imposts or other sums payable by reference to profits, revenue or transactions;

(xii)	“Transferring Contracts” shall mean the contracts listed in Schedule 2;

(xiii)	“Transferring Employees” shall mean those employees listed in Schedule 3; and

(xiv)	“TUPE” shall mean the Transfer of Undertakings (Protection of Employment) Regulations 2006.

1.2.	Interpretation

Except where the context requires otherwise, this Agreement will be interpreted as follows:

(i)	headings are for convenience only and shall not affect the construction or interpretation of any provision of this Agreement;

(ii)	where a word or phrase is defined, other parts of speech and grammatical forms and the cognate variations of that word or phrase shall have corresponding meanings;

(iii)	words importing the singular shall include plural and vice versa;

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(iv)	reference to Articles and Schedules are to articles and schedules of this Agreement;

(v)	all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neutral genders;

(vi)	the ejusdem generis (of the same kind) rule will not apply to the interpretation of this Agreement. Accordingly, include and including will be read without limitation;

(vii)	a reference to any document (including this Agreement) is to that document as amended, consolidated, supplemented, novated or replaced from time to time in terms thereof;

(viii)	a reference to a statute or statutory provision includes, to the extent applicable at any relevant time:

(a)	that statute or statutory provision as from time to time consolidated, modified, re-enacted or replaced by any other statute or statutory provision whether before or after the date of this Agreement; and

(b)	any subordinate legislation or regulation made under the relevant statute or statutory provision;

(ix)	references to writing include any mode of reproducing words in a legible and non-transitory form; and

(x)	references to pounds sterling or £ are references to the lawful currency of the United Kingdom.

ARTICLE 2: TRANSFER OF THE BUSINESS

2.1.	Upon the terms and subject to the conditions set forth herein, as of the Effective Date, the Vendor transfers the Business as a going concern to the Purchaser, and the Purchaser accepts such transfer from the Vendor as of the Effective Date, as more particularly set out in this Agreement.

2.2.	In pursuance of the transfer referred to in Article 2.1, the Vendor transfers and the Purchaser accepts the transfer of the Included Assets free from all Encumbrances, but subject to the Included Liabilities, and excluding the Excluded Assets and Excluded Liabilities.

2.3.	The Included Assets shall comprise:-

(i)	those tangible assets owned by the Vendor and used exclusively by the Transferring Employees or otherwise exclusively in the Business;

(ii)	the benefit, subject to the burden, of the Transferring Contracts and subject in any event to the provisions of Article 4.2;

(iii)	the books and records owned by or in the possession of the Vendor which relate exclusively to the Business including those which relate to the Transferring Employees;

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(iv)	the unbilled revenue, purchase and customer orders, and book debts, all relating exclusively to the Business;

(v)	all of the Intellectual Property Rights used exclusively in the Business;

(vi)	the goodwill attaching to the Business; and

(vii)	any other asset which relates exclusively to the Business,

and ownership in each of the Included Assets shall wherever possible pass to the Business by delivery on the Effective Date.

2.4.	The Excluded Assets shall comprise

any assets (including Intellectual Property, benefits of contracts, books and records) which are used by the Vendor both in the Business and other parts of its businesses and the Vendor’s contract with Capita Life & Pensions Regulated Services Limited.

2.5.	The Included Liabilities shall comprise:-

(i)	the burden of each of the contracts comprised within the Included Assets, whether arising before, on or after the Effective Date;

(ii)	all obligations relating to the Transferred Employees, whenever arising, excluding liability for PAYE and National Insurance contributions up to the Effective Date.

2.6.	The Excluded Liabilities shall comprise:-

(i)	the burden of any contracts or other assets comprised within the Excluded Assets;

(ii)	any other liabilities which relate both to the Business and others of the Vendor’s businesses ;

(iii)	any liabilities for VAT and for PAYE and National Insurance contributions up to the Effective Date.

2.7.	The property and risk in the Included Assets and Included Liabilities shall be to the account of the Purchaser on and from the Effective Date.

ARTICLE 3: PAYMENT AND CONSIDERATION

3.1	In consideration of the Vendor’s transfer of the Business to the Purchaser on the terms of this Agreement, the Purchaser shall pay to the Vendor the sum of £1,200,000 (British pounds sterling) on the Effective Date.

3.2	The Vendor and Purchaser agree that the payment referred to in Article 3.1 shall be apportioned as set out in Schedule 1.

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ARTICLE 4: CONTRACTS

4.1	The Vendor shall at the cost and request of the Purchaser provide all such assistance as the Purchaser reasonably requests in order fully to vest the benefit, subject to the burden, of each of the Transferring Contracts to the Purchaser.

4.2	Where, in respect of a Transferring Contract, the terms of such contract prohibit the assignment of such contract to the Purchaser, either without the consent of the counterparty to such Transferring Contract or in absolute terms, then:-

(i)	such Transferring Contract shall, notwithstanding the provisions of Article 2.1, not transfer to the Purchaser as at the Effective Date;

(ii)	the Vendor shall hold such Transferring Contract on trust for the Purchaser until such time as it is transferred to the Purchaser or terminated, whichever is sooner;

(iii)	the Vendor shall continue to perform the Transferring Contract under the direction of and at the cost and risk of the Purchaser until such time as it is transferred to the Purchaser or terminated, whichever is sooner; and

(iv)	the Vendor and Purchaser agree that such a Transferring Contract shall be treated as transferred to the Purchaser when all conditions which need to be satisfied prior to transfer (including obtaining the consents of the counterparty to such transfer) have been satisfied or when the Vendor and Purchaser enter into an agreement confirming the transfer of such Transferring Contract.

4.3	Where following the Effective Date, a Party receives payment from a counterparty to a Transferring Contract to which the other Party is entitled pursuant to this Agreement, it shall promptly pay such sum to the other Party.

ARTICLE 5: TRANSFER OF EMPLOYEES

5.1	The Parties agree that TUPE shall apply to the transfer of the Transferring Employees. Accordingly the employment contract of each Transferring Employee shall be transferred to the Purchaser on the Effective Date

5.2	The Parties shall assist one another in the performance of their respective obligations arising under TUPE.

5.3	The Vendor shall pay all the salaries, wages, remuneration, allowances, service benefits, statutory contributions, reimbursements and all other payments and benefits in terms of the contract of employment, which fall due to the Transferring Employees, up to the Effective Date. The Purchaser shall pay all such sums which fall due after the Effective Date.

5.4	The Vendor and the Purchaser agree that there are no employees whose contracts of employment shall transfer to the Purchaser as a consequence of the transfer of the Business as contemplated by this Agreement other than the Transferring Employees.

ARTICLE 6: OTHER COVENANTS

6.1	Books and Documents

The Vendor will, for a period of at least six years from the Effective Date, give access to the Purchaser as reasonably required by the Purchaser to those books

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and documents which relate to the Business but which the Vendor has retained because they also relate to other businesses of the Vendor. The Purchaser will, for a period of at least six years from the Effective Date, give access to the Vendor as reasonably required by the Vendor to those books and documents which it has acquired from the Vendor pursuant to this Agreement.

6.2	Mutual Co-operation

Each Party agrees to provide all reasonable assistance, co-operation and support including the making and filing of declarations, forms, relevant documents etc. to enable the other Party to adequately deal with all litigation, tax claims, proceedings, quality complaints, assessments and such other circumstances, if any.

6.3	Wrong Pocket Assets and Liabilities

The Parties agree that, if following the transfers implemented by this Agreement, either Party considers that an Included Asset or Included Liability has been transferred which should not have been transferred, or an Excluded Asset or Excluded Liability retained which should not have been retained, they will discuss the matter in good faith. Following such discussions the Parties shall implement such amendments to the transfers implemented by this Agreement as are agreed.

ARTICLE 7: VALUE ADDED TAX

7.1	The Parties agree that the transfer implemented by this Agreement is of a business as a going concern, and that Value Added Tax is not chargeable on the sums paid by the Purchaser in consideration of such transfer.

7.2	In the event of any challenge to the Parties’ treatment of this transaction by HM Revenue and Customs, the Parties shall cooperate with each other in addressing such challenge. If it is finally agreed or determined that Value Added Tax is chargeable on the sums paid by the Purchaser in consideration of the transfer, the Purchaser shall pay the applicable Value Added Tax, including interest and penalties, to the Vendor.

ARTICLE 8: SERVICE AND FACILITIES ARRANGEMENTS

8.1	The Parties shall enter into one or more agreements on or after the Effective Date for the provision by the Vendor, on agreed terms and charges, of services and facilities.

ARTICLE 9: NOTICES

9.1	Any notice required or authorized to be given by either Party hereunder to the other shall be sent by registered post /courier or fax addressed to the head office of the other Party as set out below or such other address as shall from time to time be notified in writing.

(i)	If to the Vendor:

MASTEK (UK) LIMITED

Pennant House

2 Napier Court

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Napier Road

Reading RG1 8BW

(ii)	If to the Purchaser:

MAJESCO UK LIMITED

Pennant House

2 Napier Court

Napier Road

Reading RG1 8BW

9.2	All notices shall be deemed to have been validly given on (i) the Business Day immediately after the date of transmission with confirmed answer back, if transmitted by facsimile transmission, or (ii) the expiry of 7 (seven) days after posting if sent by registered post, or (iii) the business date of receipt, if sent by courier.

9.3	All notices shall be given in English.

9.4	Any Party may, from time to time, change its address or representative for receipt of notices provided for in this Agreement by giving to the other not less than 15 (fifteen) days prior written notice.

ARTICLE 10: SEVERABILITY

10.1	If any part of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired by it and a suitable article will be negotiated to preserve as near as possible the original intent of this Agreement.

ARTICLE 11: WAIVERS

1.11	Waiver of any failure or delay by either Party to this Agreement to require the enforcement of the obligations, terms or covenants in this Agreement shall not be construed as a waiver by such Party of any of the rights, unless made in writing referring specifically to the relevant articles of this Agreement and signed by a duly authorized representative of the Party making such waiver. Any such waiver shall not affect in any way the validity of this Agreement or the right to enforce such obligation, term or covenant at any time thereafter. All rights and remedies existing under this Agreement except as otherwise provided herein are cumulative to, and not exclusive of any rights or remedies otherwise available.

ARTICLE 12: COUNTERPARTS

12.1	This Agreement is executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

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ARTICLE 13: GOVERNING LAW

13.1	This Agreement shall be governed by and construed in accordance with the laws of England and Wales. The Parties hereby submit to the jurisdiction of the courts of England and Wales.

ARTICLE 14: DISPUTE RESOLUTION

14.1	The Parties shall make endeavors to settle by mutual consultation any claim, dispute, or controversy (“Dispute”) arising out of, or relating to or under this Agreement, including but not limited to any Dispute with respect to the existence or validity of this Agreement, the interpretation hereof, the performance of the obligations hereunder, or the breach or alleged breach of the Agreement or any part thereof.

14.2	If the foregoing procedure fails to resolve the dispute within 30 (thirty) days of referral by mutual consultation, such dispute shall be referred to and finally settled by arbitration at Mumbai, in accordance with laws of India, as set forth below:

(i)	The arbitration proceedings shall be conducted in English. The arbitration shall be conducted in accordance with the provisions of Indian Arbitration and Conciliation Act, 1996. Each Party shall appoint its own Arbitrator, and the two arbitrators will nominate and appoint the third arbitrator. All costs and expenses in relation to such arbitration proceedings (or any related legal proceedings), shall be borne by the Parties respectively. However, the costs and fees payable to the third arbitrator shall be borne and paid equally by Vendor and Purchaser. However, the Parties shall bear their own litigation costs and expenses including the counsel’s fees incurred in respect of such Arbitration and related legal proceedings;

(ii)	The provisions of the Indian Arbitration and Conciliation Act, 1996 shall be applicable for the procedure of arbitration;

(iii)	The award rendered by the arbitrators shall be final and binding on all Parties hereto and judgment thereon may be entered in any Court of competent jurisdiction at Mumbai;

(iv)	Parties hereto agree that their consent for resolution of disputes through Arbitration shall not preclude or restrain either of them from seeking suitable injunctive relief in appropriate circumstances from the competent courts.

ARTICLE 15: ENTIRE AGREEMENT

15.1	This Agreement constitutes the entire agreement and supersedes any previous agreements between the Parties whether oral or in writing regarding the subject matter hereof.

1452	Any variation of this Agreement shall only be binding if made in writing and signed by the authorized signatories of the Parties.

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ARTICLE 16: COSTS AND EXPENSES

16.1	All levies, duties, imposts, registration charges, Taxes including stamp duty incidental to or in connection with sale and transfer of the Business, but not any Taxes relating to the profits of the Vendor, shall be borne by the Purchaser alone.

ARTICLE 17: PUBLIC ANNOUNCEMENTS

17.1	Neither Party may, without prior approval of the other, which consent cannot be unreasonably withheld, make any press release or public announcement or respond to an inquiry initiated by the press in relation to the transactions contemplated in this Agreement or any matter ancillary thereto, except as to the extent that either Party is so obliged by law, in which case the Party so required shall jointly discuss the information and releases to be made.

IN WITNESS WHEREOF the Parties have caused this Agreement to be duly executed in duplicate on the date set out herein above each Party taking one copy.

SIGNED for and on behalf of MASTEK UK
LIMITED “The Vendor” herein by Mr.
Ashank Desai	of the company	/s/ Ashank Desai
in the presence of: Anant Thakbar		/s/ Anant Thakbar

SIGNED for and on behalf of MAJESCO UK LIMITED “The Purchaser” herein
by	Farid Kazani	of the	/s/ Farid Kazani
company
in the presence of: J. B. Jussawalla			/s/ J. B. Jussawalla

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